Exhibit 15

                              SEED MONEY AGREEMENT


                  SEED MONEY AGREEMENT (the "Agreement") made this _____ day of __________, 19___ by and between Teachers Insurance and Annuity Association of America ("TIAA"), a nonprofit corporation existing under the laws of the State of New York, and TIAA Separate Account VA-1 ("VA-1"), a segregated investment account of TIAA.

                  1. TIAA hereby agrees to invest in VA-1 the sum of $25,000,000 on October 3 or as soon thereafter as practicable.

                  2. In consideration for such investment and without deduction of any charges, VA-1 shall credit TIAA with 1,000,000 accumulation units, each valued at $25.00, of which TIAA shall be the owner. Such accumulation units will share pro rata in the investment performance of VA-1 and shall be subject to the same valuation procedures and the same periodic deductions as are other accumulation units in VA-1.

                  3. TIAA represents that the accumulation units acquired under this Agreement are being, and will be, acquired for investment (and not with a view to distribution or resale to the public) and can be disposed of only be redemption.
                  4. Accumulation units acquired under this Agreement will be held by TIAA for its own account until redeemed by TIAA. Amounts will be redeemed at prices equal to the respective net asset value of accumulation units of VA-1 next determined after VA-1 receives TIAA's proper notice of redemption.
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                  5. TIAA may purchase, and VA-1 may issue, additional
accumulation units as the parties may agree.

                  6. This Agreement will be construed and enforced in accordance with and governed by the provisions of the Investment Company Act of 1940 and the laws of the State of New York.

                                                  TEACHERS INSURANCE AND
                                                  ANNUITY ASSOCIATION OF AMERICA


                                                  By
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                                                  Title:
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                                                  TIAA SEPARATE ACCOUNT VA-1


                                                  By
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